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                                                                   EXHIBIT 99.13
                                eMachines, Inc.
                               Bylaws Amendment
                           (adopted April 17, 2001)

     On April 17, 2001, the Board of Directors of eMachines, Inc. amended and restated Section 3.2 of its bylaws to read in its entirety as follows:

     3.2  NUMBER OF DIRECTORS
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     The authorized number of directors shall be seven (7).  This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw adopted by the vote of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.


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